Exhibit 5


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

                                                                47, Avenue Hoche
  TEL (212) 715-9100                                               75008 Paris
  FAX (212) 715-8100                                                 France


                                                June 22, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:    Registration Statement on Form S-8
                      ----------------------------------

Ladies and Gentlemen:

               We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of the Registrant's Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, with respect to the registration under the Securities Act of 1933, as amended, of an aggregate of 5,050,000 shares (the "Option Shares") of Class A Common Stock, par value $.01 per share, which may be issued upon exercise of options ("Options") granted pursuant to the Registrant's Amended and Restated Stock Option Plan (the "Plan") and the Agreement dated June 15, 2000 by and between the ICC Parties (as defined therein) and David Workman and the Option Agreement dated June 20, 2000 between David Workman and the Registrant (together, the "Workman Plan") and an aggregate of 10,000 shares of Common Stock issued pursuant to the Workman Plan (the "Workman Shares"; together with the Option Shares, the "Shares").

               In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Workman Plan, the Registrant's Amended and Restated Certificate of Incorporation, as amended, the By-laws of the Registrant, the resolutions of the Board of Directors of the Registrant that authorize the adoption of the Plan, the Workman Plan and the filing of the Registration Statement, the resolutions of the stockholders of the registrant that authorize the adoption of the Plan and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and
(b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

               Based upon the foregoing, we are of the opinion that (i) the Option Shares, when issued pursuant to the Plan or the Workman Plan, as the case may be, and the agreements

KRAMER LEVIN NAFTALIS & FRANKEL LLP

Securities and Exchange Commission
June 22, 2000
Page 2

pursuant to which the Options were granted thereunder and in accordance with the resolutions of the Board of Directors or the Compensation Committee of the Registrant authorizing the Plan or the Workman Plan, as the case may be, and granting such Options and upon receipt of the purchase price therefor pursuant to the terms of the relevant Option agreements, and (ii) the Workman Shares, when issued pursuant to the Workman Plan and in accordance with the resolutions of the Board of Directors of the Registrant authorizing the Workman Plan, will be validly issued, fully paid and non-assessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

               We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                        Very truly yours,



                                        /s/ Kramer Levin Naftalis & Frankel LLP


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